Exhibit 99.1

PRESS RELEASE

Ooma Announces Definitive Agreement to Acquire

FluentStream

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Acquisition to increase Ooma’s revenue, earnings and cash flow following closing
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Expected to add approximately 80,000 business users extending Ooma’s leadership in serving SMB customers and growing Ooma Business
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FluentStream is expected to generate $24-$25 million in revenue and $9.5-$10.5 million of adjusted EBITDA annually, based on current run rates
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Cash purchase price of approximately $45 million reflects an approximate 4.5x multiple based on FluentStream’s current EBITDA run rate
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Transaction is expected to be funded through a combination of cash on hand and bank debt financing

Sunnyvale, CA - Monday, November 3, 2025 – Ooma, Inc., a smart communications platform for businesses and consumers, today announced that it has signed a definitive agreement to acquire FluentStream Corp., a leading provider of enterprise-grade business phone services for small and medium-sized organizations, for approximately $45 million in cash, subject to customary working capital adjustments.

The acquisition of FluentStream is expected to be accretive to Ooma’s adjusted EBITDA and non-GAAP earnings per share starting on the closing date of the transaction, which is expected to occur in the fourth quarter of Ooma’s fiscal year 2026, subject to the receipt of required regulatory approvals and satisfaction or waiver of other customary closing conditions.

FluentStream is expected to generate $24-$25 million in revenue and $9.5-$10.5 million of adjusted EBITDA annually, based on current run rates. The Board of Directors of Ooma has approved the transaction, and Ooma expects to finance the acquisition through a combination of cash on hand and bank debt financing.

FluentStream, founded in 2010 and headquartered in Denver, Colorado, is a cloud communications/UCaaS provider with a strong channel/partner program. Much like Ooma Office, FluentStream provides voice, text, mobile, and call‑center features, and supports remote/hybrid workforces, with a strong emphasis on customer service and reliability. The company has grown significantly over the last several years through a series of acquisitions and now serves approximately 5,000 customers and 80,000 users. Most of FluentStream’s customers are served by FluentStream’s proprietary UCaaS platform and U.S. based customer support.

“We are looking forward to welcoming the FluentStream team to Ooma and building a future together that will create significant value for all our stakeholders. This acquisition is consistent with our strategy to extend our leadership in serving SMB customers and grow Ooma Business”, said Eric Stang, chief executive officer of Ooma. “FluentStream’s focus on the SMB market, stable base of customers and channel partners, and EBITDA performance make it the perfect fit for our strategy to expand our portfolio of brands, accelerate growth, and deliver long-term value for our shareholders.”

“Our customers are the heart of everything we do,” said Kerrin Parker, CEO of FluentStream. “As a part of Ooma, we will continue to deliver the responsive service and flexible communications solutions our partners and customers count on—while expanding what’s possible for them through Ooma's scale and innovation.”

KeyBanc Capital Markets served as an advisor to FluentStream in the transaction.

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, November 3, 2025. Parties in the United States and Canada can access the call by dialing +1 (800) 715-9871, using conference ID 5572434. International parties can access the call by dialing +1 (646) 307-1963, using conference ID 5572434. For webcast listening, please visit Ooma’s Events & Presentations page at https://investors.ooma.com/news-events/events-presentation for a link. Following the call, an archived version of the webcast will be available on the Ooma investor relations site at https://investors.ooma.com for 12 months.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to consummation of the FluentStream acquisition and its expected benefits to Ooma, such as FluentStream’ s financial and business impact on and synergies with Ooma, the expected growth of Ooma Business, and its effect on Ooma’s business strategies. These forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Ooma to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and unknown factors include, among others, the parties’ ability to obtain required regulatory clearances and satisfy other closing conditions, the potential impact on the businesses of Ooma and FluentStream due to uncertainties regarding the acquisition; the retention of the former employees, customers and users of FluentStream and the ability of Ooma to successfully integrate the acquired company and to achieve expected benefits from the acquisition. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Ooma’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 filed on April 1, 2025, and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they are made. Ooma undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Ooma, Inc.

Ooma (NYSE: OOMA) delivers phone, messaging, video and advanced communications services that are easy to implement and provide great value. Founded in 2003, the company offers Ooma Office for small to medium-sized businesses seeking enterprise-grade features designed for their needs; Ooma AirDial for any business looking to replace aging and increasingly expensive copper phone lines; Ooma 2600Hz for businesses that provide their own communications solutions built on an outsourced underlying platform; and Ooma Telo for residential consumers who value a landline experience at a more affordable price point. Ooma’s award-winning solutions power more than 2 million users today. Learn more at www.ooma.com in the United States or www.ooma.ca in Canada.

Contact:

Investors
Matthew S. Robison
Director of IR and Corporate Development
Ooma, Inc.
email: ir@ooma.com
phone: (650) 300-1480

Media
Jim Gustke, Senior Vice President, Marketing
Ooma, Inc.
email: press@ooma.com